Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Stride, Inc.

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stride, Inc. of our reports dated August 6, 2024, relating to the consolidated financial statements and schedule, and the effectiveness of Stride, Inc.’s internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ BDO USA, P.C.

Potomac, Maryland

August 7, 2024